Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 Nos. 333-255411, 333-252335, and 333-279367) of Atossa Therapeutics, Inc.,
(2)
Registration Statement (Form S-8 No. 333-185625) pertaining to the 2010 Stock Option and Incentive Plan, as amended, of Atossa Genetics, Inc.,
(3)
Registration Statement (Form S-8 No. 333-193952) pertaining to the 2010 Stock Option and Incentive Plan, as amended, and inducement option grants outside of a plan of Atossa Genetics Inc.,
(4)
Registration Statement (Form S-8 No. 333-254905) pertaining to the 2020 Stock Incentive Plan, as amended, of Atossa Therapeutics, Inc. and the 2010 Stock Option and Incentive Plan, as amended, of Atossa Genetics, Inc. and
(5)
Registration Statement (Form S-8 No. 333-286119) pertaining to the 2020 Stock Incentive Plan, as amended, of Atossa Therapeutics, Inc.

of our report dated March 24, 2026, with respect to the consolidated financial statements of Atossa Therapeutics, Inc. included in this Annual Report (Form 10-K) of Atossa Therapeutics, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Seattle, Washington

March 25, 2026